Exhibit 99.3

UBS FINANCIAL SERVICES INC.

ACCOUNT  CONTROL AND ESCROW AGREEMENT

ACCOUNT INFORMATION:

FULL ACCOUNT TITLE: Salt Pond Holdings LLC

ACCOUNT NUMBER: 3K-04071	UBSFS FINANCIAL ADVISOR REP CODE: LF

ACCOUNT OPTIONS:

ACCOUNT TRADING PERMITTED? (See Section 3 below)	YES ☐	NO X☐
ACCOUNT WITHDRAWALS PERMITTED? (See Section 4 below)	YES ☐	NO X☐
DUPLICATE ACCOUNT INFORMATION SERVICE SELECTION (select one)	Interested Party Access/OLS ☐	Statements/ Confirms X☐
(The “Account Options” section must be completed before any of the parties execute this Agreement)

This Agreement is between UBS Financial Services Inc. ("UBSFS"), the party or parties signing this Agreement as Client where indicated below (together and individually, "Client" or “Holder”), and the party signing this Agreement as Company where indicated below ("Company").

WHEREAS, UBSFS has established the above-referenced account (“Account”) as a "securities account," within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York ("UCC");

WHEREAS, Client (Holder) and Company have entered into a Warrant Agreement, dated January 9, 2020 (as amended, restated or otherwise modified from time to time) and pursuant to this separate security agreement between Client (Holder) and Company, Client (Holder) has granted Company a security interest in the Account and in the security entitlements carried in the Account; and

WHEREAS, Company, Client (Holder) and UBSFS are entering into this Agreement to provide for the control of the Account and of the security entitlements from time to time carried in the Account, and to perfect Company's security interest in the Account and in such security entitlements;

NOW THEREFORE, the parties hereby agree as follows:

Section 1.  The Account.

(a)  UBSFS hereby represents and warrants to Company and Client (Holder) that (i) the Account has been established in the name and with the account number recited above, and (ii) except for the claims and interests of Company and Client (Holder) in the Account, and except for any claim in favor of UBSFS permitted under Section 2, UBSFS does not know of any claim to or interest in the Account.  The parties agree and acknowledge that on or after the execution of this Agreement by UBSFS, the title of the Account may be modified to reflect that Client (Holder) has granted Company a security interest and security entitlements in the Account.

(b)  If the Account is a new UBSFS account, Client (Holder) hereby instructs UBSFS to transfer the assets listed on Exhibit A from the UBSFS account identified on Exhibit A into the Account.  All property now or hereafter credited by UBSFS to the Account will be treated as financial assets under Article 8 of the UCC.  However, Client and Company acknowledge that to the extent so indicated on the periodic account statements sent to Client, certain assets are held directly by Client and are shown on the account statements relating to the Account only for informational purposes.  Such assets are not credited to or carried in the Account, can be transferred without UBSFS' consent, and are not covered by this Agreement.  UBSFS is not responsible for assuring that informational items are not shown on the periodic statements for the Account or are not acquired with assets that are credited to the Account.

Section 2.  Priority of Lien.  UBSFS hereby acknowledges the security interest granted to Company by Client (Holder).  UBSFS hereby confirms that it will not impair or advance any margin or other credit to Client with respect to the assets carried in the Account.  UBSFS hereby subordinates all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any free credit balance in the Account, except for liens, encumbrances, claims and rights of setoff for the payment of UBSFS customary fees and commissions pursuant to its agreement with Client (Holder), for the payment for financial assets purchased for the Account and/or for the delivery of financial assets liquidated for the Account.  UBSFS will not agree with any third party that UBSFS will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Company and Client (Holder).

Section 3.  Control; Trading in the Account; Investment Advisers.

(a)  Unless "ACCOUNT TRADING PERMITTED?" at the top of this Agreement is marked "NO," and except as otherwise provided in Section 4, UBSFS also will comply with entitlement orders concerning the Account originated by Client (Holder) or Client's (Holder’s) authorized representatives, including any investment adviser, which may be an affiliate of UBSFS, that Client (Holder) has authorized to exercise investment discretion with respect to the Account ("Investment Adviser"), until such time as Company delivers a written notice to UBSFS that Company is thereby exercising exclusive control over the Account (a “Notice of Exclusive Control.”).  Subject to the terms of Section 3(b) below, after UBSFS receives a Notice of Exclusive Control and has had reasonable opportunity to comply with it, UBSFS will cease complying with entitlement orders or other directions concerning the Account that are originated by Company or its representatives until such time as UBSFS receives a written notice from Company rescinding the Notice of Exclusive Control.

(b)  Company agrees that UBSFS may, in its sole and absolute discretion, require that Company provide a certified corporate resolution or other authorizing document, in form and substance acceptable to UBSFS, identifying the individual(s) authorized by Company to provide UBSFS with entitlement orders, a Notice of Exclusive Control or any other notice or instruction concerning the Account (collectively, “Instructions”), and may in its sole and absolute discretion refuse to honor an Instruction pending receipt of such an authorizing document from Company in a form acceptable to UBSFS.  Notwithstanding the foregoing, UBSFS shall have no obligation to confirm the identity or authority of any individual who purports to provide UBSFS with an Instruction on behalf of Company, and the parties agree and acknowledge that UBSFS may accept and follow any Instruction from any individual whom UBSFS in good faith believes to be authorized by Company to provide such Instruction and UBSFS shall not be liable to any party for having honored or allowed any such Instruction.

Section 4.  Withdrawals from the Account.  Unless "ACCOUNT WITHDRAWALS PERMITTED?" at the top of this Agreement is marked "YES," then notwithstanding the provisions of Section 3, UBSFS will neither accept nor comply with any entitlement order from Client (Holder) or its authorized representatives withdrawing or making a free delivery of any financial assets from the Account nor deliver any such financial assets to Client (Holder) nor pay any free credit balance or other amount owing from UBSFS to Client (Holder) with respect to the Account without the specific prior written consent of Company.  Such a prohibition against such withdrawals will not limit the obligation of UBSFS to comply with other entitlement orders concerning the Account that are originated by Client (Holder) or Client's (Holder’s) authorized representatives in accordance with Section 3.  If “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” unless a Notice of Exclusive Control is in effect, UBSFS shall have no responsibility whatsoever to limit, restrict or monitor any withdrawals of transfers of assets from the Account by Client (Holder)  or to otherwise notify Company of the depletion of Account assets, even if UBSFS knows or believes that as the result of such withdrawals and/or transfers, the Account value is or will be less than is required by the Warrant Agreement between Company and Client (Holder).

Section 5.  Statements and Confirmations.  As elected above by Company, UBSFS will either send copies of all periodic account statements and confirmations concerning the Account to Company at the address set forth below where all periodic account statements and confirmations concerning the Account will be made available to Company.  If Company elects to view the Account information through OLS, a UBSFS OLS account and a valid e-mail address must be provided to enroll and Company is responsible for notifying UBSFS promptly when its email address changes.

              Section 6.  Limited Responsibility of UBSFS.    UBSFS shall have no responsibility or liability to Client (Holder) or Company with respect to increases or decreases in the value of the Account or increases or decreases in the market value of any asset held therein.  This Agreement does not create any obligation or duty of UBSFS other than those expressly set forth herein.

Section 7.  Indemnification of UBSFS.  Client (Holder) hereby agrees to indemnify and hold harmless UBSFS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred, against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by UBSFS’ breach of its obligations hereunder.  Company hereby agrees to indemnify and hold harmless UBSFS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred, against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with any action taken or not taken by the Company, except to the extent caused by UBSFS’ breach of its obligations hereunder.

Section 8.  Client Account Agreement.  Client (Holder) and Company hereto acknowledge and agree that this Agreement supplements the UBSFS account agreement(s) applicable to the Account and, if applicable, any related account management agreements between Client (Holder) and either UBSFS or its affiliates, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to such agreements.  In the event of a conflict between the express terms of this Agreement and any other agreement between UBSFS and the Client (Holder), the terms of this Agreement will prevail.  Regardless of any provision in any such agreement relating to the law governing the Account, the parties hereto agree that the establishment and maintenance of the Account, and all interests, duties and obligations with respect thereto, shall be governed by the law of the State of New York.  Client and Company agree and acknowledge that any Instruction given by Company in connection with the Account is deemed to be an Instruction of Client, and is, therefore, subject to any and all terms and conditions of the UBSFS account agreement(s) applicable to the Account and, if applicable, any related account management agreements between Client and either UBSFS or its affiliates, except to the extent otherwise provided herein.

Section 9.  Release and Termination.  Unless earlier terminated by UBSFS pursuant to this section, in which case the Account will be released in favor of the Client (Holder) upon documentation presented to UBSFS by Company and Client (Holder), the obligations of UBSFS under Sections 2, 3, 4 and 5 shall continue in effect until the balance of the Account has been distributed in accordance with the Warrant Agreement Certificate indicating either;

1.
That the Holder elects to exercise the transfer back of all Escrow Relevant Shares and directs the Company to transfer in accordance with Section 9 of the Warrant Agreement in which case the account shall be released in favor of the Client (Holder); or

2.
That the Holder elects to exercise its Subscription Rights in which case the account shall be released in favor of the Company for the stated Subscribed amount in the notice any excess of which shall be released in favor of the Client (Holder)

Upon receipt of such notice and release executed by the Client (Holder) and Company and delivered to UBSFS, the obligations of UBSFS under Sections 2, 3, 4 and 5 with respect to the operation and maintenance of the Account shall terminate.  UBSFS reserves the right, unilaterally, to terminate this Agreement, such termination to be effective (30) days after written notice thereof is given to Client (Holder) and Company.

Section 10.  Entire Agreement; Amendments; Authority to Execute.  This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.  No amendment, modification or (except as otherwise specified in Section 9) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12), shall be binding on any party hereto unless it is in writing and is signed by each of UBSFS, Company and Client (Holder), and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.  Each individual executing this Agreement below on behalf of Company represents and warrants that he/she is duly authorized to do so on behalf of the Company.  The parties agree and acknowledge that UBSFS Financial Advisors are not authorized to execute this Agreement on behalf of UBSFS and that to the extent that the UBSFS Financial Advisor of record for the Account, or any other UBSFS Financial Advisor, purports to execute the Agreement on behalf of UBSFS, the Agreement will not be effective or otherwise binding upon UBSFS.

Section 11.  Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 12.  Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives.  UBSFS need not request proof that a purported successor of Company is in fact a successor of Company, however, if requested by UBSFS, Company or its successor will provide reasonable proof thereof, in form and substance acceptable to UBSFS and UBSF may in its sole and absolute discretion refuse to honor an Instruction from a purported successor of Company pending receipt of such proof by UBSFS.

Section 13.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party: in the case of Company, at the address set forth below; in the case of Client (Holder), at the address reflected in UBSFS' records with respect to the Account or, if such notice is given by Company, at the address specified to Company by Client (Holder); in the case of any Investment Adviser, at the address set forth for such Investment Adviser below; and in the case of UBSFS, at 1000 Harbor Boulevard, 8th Floor, Weehawken, New Jersey 07086, Attn: Manager/SLG Group.  Any party may change its address for notices in the manner set forth above.

Section 14.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15.  Choice of Law; Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(b)  ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREE-MENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY JUDGMENT ENTERED BY ANY COURT WITH RESPECT TO THIS AGREEMENT OR SUCH TRANSACTIONS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)  EACH OF THE PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME) HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT		COMPANY

Signed:	/s/ William C. Erbey	Name of Company:	Limitlex Holding Limited

Name:	William C. Erbey, Managing Member	COMPANY'S ADDRESS FOR NOTICES:

Date:	JANUARY 9, 2020	Attn: Igor Kregar

71-75 Shelton Street

Covent Garden, London WC2H9JQ

		Signed:	/s/ Igor Kregar

		Name:	IGOR KREGAR

		Title:	DIRECTOR

		Date:	JANUARY 9, 2020

UBS FINANCIAL SERVICES INC. (UBSFS Financial Advisors are not authorized to execute this Agreement on behalf of UBSFS; if the			INVESTMENT ADVISER (for notices only)
Agreement is signed by a UBSFS Financial Advisor, it is not effective or otherwise binding upon UBSFS.)			Name of Investment Adviser:

INVESTMENT ADVISER’S ADDRESS FOR NOTICES:
Signed:	/s/ Jacqueline Spiro

Name:	Jacqueline Spiro

Title:	MSO

Date	January 10, 2020

Exhibit A to
Account Control Agreement

Pledged Assets

Client hereby directs UBS Financial Services Inc. to transfer the assets described below to the Account described in the Account Control Agreement to which this Exhibit A is attached from Client's existing UBS Financial Services Inc. Account No. 3K-00680:

QUANTITY	DESCRIPTION

720,165 shares	Altisource Portfolio Solutions